EXHIBIT 99.2

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended June 30,		Nine Months Ended June 30,

	2010	2009	2010	2009

REVENUES:
Contract drilling	$ 166,637	$ 149,307	$ 489,949	$ 455,463

COSTS AND EXPENSES:
Contract drilling	63,139	58,366	186,950	166,771
Depreciation	9,611	9,529	28,967	25,581
General and administrative	9,339	6,894	30,683	24,783
Other-net	(822)	129	(1,521)	(52)
	81,267	74,918	245,079	217,083
OPERATING INCOME	85,370	74,389	244,870	238,380

OTHER INCOME (EXPENSE):
Interest expense, net of capitalized interest	(698)	(735)	(2,010)	(1,644)
Interest income	175	90	260	257
	(523)	(645)	(1,750)	(1,387)
INCOME BEFORE INCOME TAXES	84,847	73,744	243,120	236,993
PROVISION FOR INCOME TAXES	25,853	6,073	50,387	34,532
NET INCOME	$ 58,994	$ 67,671	$ 192,733	$ 202,461

EARNINGS PER COMMON SHARE:
Basic	0.92	1.05	2.99	3.16
Diluted	0.91	1.05	2.96	3.14
AVERAGE COMMON SHARES OUTSTANDING:
Basic	64,427	64,190	64,375	64,152
Diluted	65,037	64,617	65,054	64,395